Exhibit 99.2

May 9, 2007

Christopher (Chris) Wolf

536 18th. Avenue N.E.

St. Petersburg, Fl. 33704

Dear Chris:

I am very happy to confirm Acxiom’s offer of a full-time position in the role of Chief Financial Officer (CFO) reporting directly to me. Your primary place of employment will be Dallas, TX; however, you will be expected to travel to Little Rock and other Acxiom and/or client locations from time to time. It is currently anticipated that your starting date of employment will be May 23, 2007; however, if you see that this date needs to change, we can be flexible in that regard.

The specific components of your compensation package are outlined below:

1.	Your base salary will be in the amount of $16,666.67 per pay period, which computes to $400,000.00 annually. Paychecks are issued on the fifteenth and the last working day of each month.

2.

Your annual cash incentive opportunity will be 65% of your base pay. Incentive payments are calculated quarterly based on attainment of financial targets up to the target incentive. You must be employed on the date of payout to receive payment.

The following represents a breakdown of your compensation package:

Dollars

Base Salary	$400,000.00
Cash Incentive Opportunity	$260,000.00
(at 100% attainment)

Total Cash Compensation Opportunity	$660,000.00
(at 100% attainment)

3.

You will receive an Executive Security Agreement (ESA) and will be indemnified as outlined in the standard company Indemnity Agreement. Both will be effective on your starting date of employment. A draft copy of the ESA is attached for your review.

4.

Subject to Acxiom Board of Directors approval, we are pleased to offer you 50,000 restricted stock units (RSUs) which will vest in equal increments over a four year period. These RSU’s will not automatically vest in the event of any change of control that occurs within 24 months of your start date. If however there is a change of control within 24 months of your start date and your employment is terminated, except for cause, as a result of such change of control, the remaining unvested RSU’s shall immediately vest. Any value realized by you from the vesting of such RSUs shall be excluded from the calculation of your average annual compensation amount for the purposes of the ESA

Chris Wolf

May 9, 2007

5.

Also subject to Board approval, we are pleased to offer you 150,000 stock options, to be priced on the earlier of, the second day after the announcement of a “deal,” and/or the announcement of Acxiom FY07 earnings. These options will vest in equal increments over a four year period, and will not be accelerated in the event of a change of control.

6.	You will be eligible to participate in Acxiom’s benefits programs. Our benefits offerings include health, life, vision, dental, 401(k), and stock purchase plan, among others.

7.

In the event that you are terminated outside a change of control due to no “cause” of your own, you will receive payment equal to 12 months base pay and the equivalent of 24 months of COBRA coverage paid in a lump sum at the time of your termination less applicable taxes and withholdings. In addition, you will receive any earned bonuses for the fiscal year in which the termination takes place less applicable taxes and withholdings. For the purposes of this letter, the definition of “Cause” shall be identical to the definition outlined in paragraph 1(a) of the Executive Security Agreement.

8.

As part of your leadership role you are not limited to a fixed number of vacation and personal paid days off. This provides you with the flexibility you need as you strive to achieve a productive balance between your personal time and business requirements. You should note, however, that because you do not accrue paid days off, upon your termination you will not receive any compensation for personal or vacation time.

9.

Acxiom will assist you with your relocation from St.Petersburg to Dallas, TX per Acxiom’s relocation guidelines (see attached Relocation Summary, Attachment A), and in accordance with the attached Agreement to Pay Relocation (Attachment B). Total reimbursement by Acxiom will not occur until the Attachment B has been executed and returned to Acxiom.

10.

Other than as stated in paragraph 3 above, in the event of termination, treatment of all other equity compensation will be governed by the standard Acxiom policies and procedures in effect at the time of termination.

Chris, I am really looking forward to your being a part of the Acxiom team. Please feel free to contact me at 501-342-1302 if you have any questions.

Sincerely,

Charles D. Morgan

Acxiom Corporation

Enclosure:	Benefits Summary

Leadership Relocation Guidelines

Agreement to Pay Relocation

cc:	Jeff Standridge (LIT0104)

Tim McKenna (CWY0303-4)

Wendy Shirar (CWY0303-12)
Debbie Britton (CWY0303-01)
Judy Tipton (CWY0303-06)

Chris Wolf

May 9, 2007

NOTES: We assume that your employment with Acxiom would not cause you to violate any contract or agreement that you have with any current or prior employer. If these assumptions are incorrect, please notify Acxiom immediately. Your employment with Acxiom is not intended to and should not induce or require you to rely on, use, or disclose any confidential information or trade secrets of any current or prior employer. If you do not believe this to be accurate, you must also notify Acxiom immediately.

This letter is not intended to be and should not be considered an employment agreement or a guarantee of future compensation of any amount.

Attachment A

Relocation at a Glance

Chris Wolf

May 7, 2007

Acxiom Corporation is willing to pay the relocation benefits described in this guideline because it is our hope that the new position we are offering you will be beneficial to you and to us. If, however, you terminate your employment with Acxiom Corporation within twenty-four (24) months following your employment at the new location, you agree to reimburse Acxiom Corporation for the amount of any and all relocation benefits provided to you under the terms of this guideline.

Pre-Move

▪	All relocation requests must be approved by your leader or organizational development representative for your organization before a commitment is made to relocate an associate.

▪	One 5 day house hunting trip or two 3 day house hunting trips for up to 2 persons. Reimbursement to include hotel, rental car, and meals reasonable and customary for the area.

Move

▪	Temporary living at the new location for up to 6 months. This includes payment of utilities and basic phone service.

▪

Reimbursement of airfare expenses for the associate up to two return trips to the old location to visit immediate family. This assumes that the associate’s immediate family is not able to move immediately.

▪

Transportation of immediate family to new location. Air travel reimbursement will be limited to coach class for the associate, spouse or domestic partner, and each legal dependent if the one-way distance exceeds 350 miles.

▪	Transportation of household goods and one vehicle to new location coordinated by the relocation partner.

▪	Mileage reimbursement at current Business and Travel Expense Guideline level for movement of owned automobiles to new location.

▪	Reimbursement for in route meals, lodging, and mileage.

▪	Reimbursement for storage of household goods for up to 30 days.

▪	Payment of reasonable closing costs associated with the sale of the current residence. Insurance, taxes, interest, etc. are not reimbursable.

Post-Move

▪	Payment of reasonable and customary expenses associated with the purchase of the new home up to 2% of the mortgage value.

▪	Payment of reasonable and customary closing expenses associated with the sale of your home.

▪	Reimbursement of reasonable and customary realtor fees associated with the sale of your home.

Chris Wolf

May 7, 2007

▪	Incidental allowance of $1,000.00 to cover car registration, driver license, deposits, etc.

▪	Tax gross-up to account for impact of additional tax expense because of relocation. Additional income will not be considered at the time of the tax calculation.

Attachment B

AGREEMENT TO PAY RELOCATION EXPENSES

This Agreement ("Agreement") is entered into this 8th day of May 2007, by and between Acxiom Corporation ("Acxiom"), 301 E. Dave Ward Drive, Conway, Arkansas 72032 and Chris Wolf, 536 – 18th Avenue NE, St. Petersburg, Florida, 33704

1.	Acxiom agrees to pay Associate's relocation expenses relating to Associate's relocation from St. Petersburg, FL to Little Rock, AR.

2.	Acxiom agrees to pay Associate’s relocation expenses in accordance with the Relocation Guidelines which are incorporated herein by reference.

3.

In the event Associate voluntarily terminates his or her employment within 24 months of Associate’s starting date, or fails to report to work as agreed, Associate shall reimburse Acxiom for such relocation expenses as follows:

Time of Voluntary Termination 0 – up to 6 months 6 – up to 12 months 12 – up to 18 months 18 – up to 24 months	% of Relocation Expenses to be Reimbursed by Associate to Acxiom 100% 75% 50% 25%

4.

Associate agrees that any money he/she owes Acxiom pursuant to this Agreement must be paid to Acxiom at the above address in full prior to or upon termination of employment. Associate agrees that Acxiom has the right to withhold from final paychecks, including but not limited to compensation for incentives, expense reimbursements, and Paid Days Off, if any, amounts sufficient to repay any remaining indebtedness to Acxiom pursuant to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first set forth above.

Associate Signature Christopher W. Wolf Print or Type Name	Acxiom Corporation By Title